EXHIBIT 10.11

PERSONAL FINANCIAL PLANNING
SERVICES FOR 3M EXECUTIVES

(as of January 1, 2004)

Eligibility: Active employees of 3M Company (the “Company”), its subsidiaries and affiliates who are members of 3M’s Executive Conference and who are invited to participate by the Company.

Participating Vendors: Participants may elect to receive covered services from any of the vendors approved by the Company. As of January 1, 2004, these vendors are Deloitte & Touche LLP, Ernst and Young LLP, and The Ayco Company.

Covered Services: Personal financial planning and the preparation of personal income tax returns for participants.

Company’s Responsibility for Covered Services: The Company will pay all fees charged by the participating vendors for the covered services they provide to participants, together with any reimbursable out-of-pocket expenses.

Participants’ Responsibility for Covered Services: Each participant will be responsible for paying any taxes imposed on any income resulting from their receipt of covered services.